EXHIBIT 23.8


                         CONSENT OF RICHARD G. TILGHMAN

     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references to him in the Joint Proxy Statement/Prospectus of SunTrust Banks, Inc. and Crestar Financial Corporation, which is part of this Registration Statement on Form S-4 of SunTrust Banks, Inc., with respect to his being elected or appointed as a director of SunTrust Banks, Inc. under the circumstances described therein.



                                      /s/   Richard G. Tilghman
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                                            Richard G. Tilghman